UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012 (November 28, 2012)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-53919	26-3215092
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On November 28, 2012, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) participated in an $80,000,000 loan facility by making a senior secured term loan in the amount of $4,050,000 to SAExploration, Inc., SAExploration Seismic Services (US), LLC, and NES, LLC (collectively, the “Borrowers”). Interest on the loan accrues at a rate of 13.5% per year and is payable on a quarterly basis in arrears beginning on December 31, 2012, with a final payment of all outstanding principal and interest due on November 28, 2016.

The loan is secured by, among other things, (i) a first priority security interest on all the existing and hereafter acquired assets, including seismic testing equipment, of the Borrowers and their parent company, SAExploration Holdings, Inc. (the “Parent”), and (ii) a pledge of all of the equity interests in the Borrowers and the Parent. All of the Borrowers’ obligations under the loan are guaranteed by the Parent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
By: ICON GP 14, LLC, its General Partner

Dated: November 30, 2012	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer